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                                                                    EXHIBIT 23.6

                         CONSENT OF FINANCIAL ADVISOR


Reference is made to our opinion letter addressed to you dated August 1, 1997 (the "Opinion") with respect to the fairness of the Merger Consideration to the holders of outstanding shares of common stock of Columbus Realty Trust. The capitalized terms not otherwise defined herein have the meaning assigned to such terms in the Registration Statement Form S-4 (the "S-4").

The foregoing opinion letter is provided for the information and assistance of the Board of Directors of Columbus in connection with its consideration of the merger contemplated therein (the "Merger") and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document except in accordance with our prior written consent. We understand that the Company is required to include our opinion letter in the Proxy Statement-Prospectus related to the Merger.

In that regard, we hereby consent to the references to the Prudential Securities fairness opinion in the Proxy Statement-Prospectus which forms part of the S-4 to be filed with the Securities and Exchange Commission (the "SEC") on September 24, 1997 in connection with the Merger under the captions "The Merger - Opinions of Financial Advisors, "The Merger - Background of and Reasons for the Merger" and "The Merger - Columbus' Reasons for the Merger," and to the inclusion of the foregoing opinion as "Annex C" to the above mentioned Proxy Statement-Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securites and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.




/s/ Prudential Securities Incorporated
Prudential Securities Incorporated
New York, New York
September 24, 1997